RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR
                           RALI SERIES 1999-QS4 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 1999-QS4


                $ 565              0.00%              CLASS A-P CERTIFICATES
        ------------------------------------------------------------------------
                         Supplement dated March 31, 2005
                                       to
                   Prospectus Supplement dated March 24, 1999
                                       to
                         Prospectus dated March 24, 1999

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated March 24, 1999.

         The following two paragraphs shall supplement the cover page and the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 78.25% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in fully registered, certificated form on or about April 1, 2005 against payment therefore in immediately available funds.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated March 31, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. There can be no assurance that a secondary market will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, unless otherwise indicated:


                                         CREDIT SCORE OF THE MORTGAGE LOANS

                                                                                PERCENT                    WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL       LTV
CREDIT SCORE RANGE                                 LOANS         BALANCE         LOANS        BALANCE       RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------
499 or less ..............................               7     $    384,503         1.45%    $ 54,929         74.75%
500 - 519 ................................               7          324,549         1.23       46,364         73.24
520 - 539 ................................               9          578,230         2.18       64,248         71.61
540 - 559 ................................               4          370,453         1.40       92,613         74.24
560 - 579 ................................               8          310,438         1.17       38,805         69.96
580 - 599 ................................               2           51,395         0.19       25,698         67.94
600 - 619 ................................              10          468,605         1.77       46,861         79.78
620 - 639 ................................              21          933,993         3.53       44,476         73.15
640 - 659 ................................              30        1,260,678         4.76       42,023         63.96
660 - 679 ................................              33        2,098,081         7.93       63,578         77.16
680 - 699 ................................              42        1,932,804         7.30       46,019         73.06
700 - 719 ................................              38        1,670,985         6.31       43,973         70.09
720 - 739 ................................              40        1,821,386         6.88       45,535         69.93
740 - 759 ................................              71        4,092,431        15.46       57,640         70.18
760 - 779 ................................              67        3,023,499        11.42       45,127         66.02
780 - 799 ................................              71        3,611,737        13.64       50,870         68.72
800 or greater ...........................              61        3,296,272        12.45       54,037         65.93
                                                       ---     ------------       ------     --------         -----
Subtotal with Credit Score ...............             521     $ 26,230,039        99.08%    $ 50,346         69.88%
Not Available ............................               6          244,013         0.92       40,669         75.27
                                                       ---     ------------       ------     --------         -----
Total, Average or Weighted Average .......             527     $ 26,474,052       100.00%    $ 50,235         69.93%
                                                       ===     ============       ======

         Mortgage Loans indicated as having a credit score that is "Not Available" include certain Mortgage Loans where the credit score was not provided by the related seller and Mortgage Loans where no credit history can be obtained for the related mortgagor.

         For substantially all of the Mortgage Loans, the Credit Score was updated prior to March 1, 2005.

         The minimum and maximum credit scores of the Mortgage Loans were 469 and 832, respectively, and the weighted average Credit Score of the Mortgage Loans was approximately 722.




                                           OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
OCCUPANCY                                          LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Primary Residence ........................             241     $ 15,051,796        56.85%    $ 62,456           719        67.74%
Second/Vacation ..........................              16          650,772         2.46       40,673           709        70.82
Non Owner-occupied .......................             270       10,771,484        40.69       39,894           725        72.93
                                                       ---     ------------       ------     --------           ---        -----
t
Total, Average or Weighted Average .......             527     $ 26,474,052       100.00%    $ 50,235           722        69.93%
                                                       ===     ============       ======




                                                  PURPOSE OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
LOAN PURPOSE                                       LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Purchase .................................             152     $  7,144,610        26.99%    $ 47,004           714        77.81%
Rate/Term Refinance ......................             189        9,493,362        35.86       50,229           730        67.29
Equity Refinance .........................             186        9,836,080        37.15       52,882           719        66.75
                                                       ---     ------------       ------     --------           ---        -----
Total, Average or Weighted Average .......             527     $ 26,474,052       100.00%    $ 50,235           722        69.93%
                                                       ===     ============       ======

                                                     MORTGAGED PROPERTY TYPES

                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
PROPERTY TYPE                                      LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Single-family detached ...................             343     $ 16,987,192       64.17%     $ 49,525           719       68.34%
Two-to-four family units .................              88        4,809,822       18.17        54,657           734       73.77
Planned Unit Developments (detached) .....              26        1,670,584        6.31        64,253           717       67.38
Condo Low-Rise (less than 5 stories) .....              42        1,544,367        5.83        36,771           733       76.12
Planned Unit Developments (attached) .....               9          583,165        2.20        64,796           673       72.28
Townhouse ................................               8          400,099        1.51        50,012           684       79.70
Condo High-Rise (9 stories or more) ......               3          239,897        0.91        79,966           765       62.65
Manufactured Home ........................               3          107,887        0.41        35,962           719       73.11
Condo Mid-Rise (5 to 8 stories) ..........               3           79,526        0.30        26,509           770       81.55
Condotel (9 or more stories) .............               1           34,942        0.13        34,942           832       27.00
Condotel (5 to 8 stories) ................               1           16,569        0.06        16,569           617       60.00
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             527     $ 26,474,052      100.00%     $ 50,235           722       69.93%
                                                       ===     ============      ======


                                       GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
STATE                                              LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Alaska ...................................               1     $     16,695        0.06%     $ 16,695           731       75.00%
Alabama ..................................               7          188,943        0.71        26,992           657       70.65
Arizona ..................................               7          261,892        0.99        37,413           738       58.52
California ...............................              39        3,058,506       11.55        78,423           738       65.18
Colorado .................................               7          764,326        2.89       109,189           663       72.03
Connecticut ..............................               2          113,395        0.43        56,698           767       90.00
Delaware .................................               1           51,799        0.20        51,799           755       80.00
Florida ..................................              59        2,724,083       10.29        46,171           744       66.37
Georgia ..................................              27        1,193,780        4.51        44,214           725       71.20
Hawaii ...................................               3           75,795        0.29        25,265           761       48.42
Idaho ....................................               2           48,414        0.18        24,207           740       77.03
Illinois .................................              10          795,405        3.00        79,541           694       67.84
Indiana ..................................              11          296,008        1.12        26,910           720       76.03
Kansas ...................................               5          282,761        1.07        56,552           718       71.42
Kentucky .................................               3           72,571        0.27        24,190           734       90.00
Louisiana ................................               4          141,352        0.53        35,338           732       69.78
Massachusetts ............................              10          549,516        2.08        54,952           756       61.47
Maryland .................................               4          297,619        1.12        74,405           737       82.15
Maine ....................................               1           30,983        0.12        30,983           700       70.00
Michigan .................................               8          319,251        1.21        39,906           743       66.15
Minnesota ................................               5          371,387        1.40        74,277           676       64.86
Missouri .................................              15          510,477        1.93        34,032           731       65.84
Mississippi ..............................               4          129,630        0.49        32,407           724       75.75
Montana ..................................               2           63,218        0.24        31,609           760       73.97
North Carolina ...........................              12          504,269        1.90        42,022           689       76.53
North Dakota .............................               3          145,890        0.55        48,630           792       70.18
Nebraska .................................               3          180,153        0.68        60,051           767       67.19
New Hampshire ............................               2          107,162        0.40        53,581           785       79.66
New Jersey ...............................              17        1,426,740        5.39        83,926           733       67.09
New Mexico ...............................               2           54,922        0.21        27,461           778       49.76
Nevada ...................................               5          593,552        2.24       118,710           715       80.91
New York .................................              44        2,920,799       11.03        66,382           725       73.11
Ohio .....................................              13          503,501        1.90        38,731           736       78.16
Oklahoma .................................              13          485,564        1.83        37,351           705       73.83
Oregon ...................................              12          555,829        2.10        46,319           703       52.57
Pennsylvania .............................              18          736,769        2.78        40,932           737       71.34
Rhode Island .............................               2           78,915        0.30        39,458           773       65.51
South Carolina ...........................               7          233,483        0.88        33,355           734       66.92
South Dakota .............................               1           50,447        0.19        50,447           788       80.00
Tennessee ................................              10          380,656        1.44        38,066           696       77.34
Texas ....................................             100        3,901,688       14.74        39,017           701       72.42
Utah .....................................               3          138,739        0.52        46,246           712       65.34
Virginia .................................              12          651,798        2.46        54,317           696       74.84
Vermont ..................................               3          136,572        0.52        45,524           696       64.05
Washington ...............................               3          222,422        0.84        74,141           651       72.97
Wisconsin ................................               1           23,388        0.09        23,388           809       45.00
West Virginia ............................               3           59,500        0.22        19,833           772       70.00
Wyoming ..................................               1           23,490        0.09        23,490           749       56.00
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             527     $ 26,474,052      100.00%     $ 50,235           722       69.93%
                                                       ===     ============      ======

----------
No more than 1.5% of the Mortgage Loans were secured by mortgaged properties located in any one zip code area in California and no more than 1.4% of the Mortgage Loans were secured by mortgage properties located in any one zip code area outside California.


                                            DOCUMENTATION TYPES OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
DOCUMENTATION TYPE                                 LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Full Documentation .......................             296     $ 12,750,820       48.16%     $ 43,077           723       75.13%
Reduced Documentation ....................             231       13,723,232       51.84        59,408           720       65.09
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             527     $ 26,474,052      100.00%     $ 50,235           722       69.93%
                                                       ===     ============      ======

         No more than 14.6% of such reduced loan documentation Mortgage Loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes Mortgage Loans which were underwritten under a no stated income or no income/no asset program.

         None of the Mortgage Loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.



                                                          MORTGAGE RATES

                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
MORTGAGE RATES (%)                                 LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
6.500 - 6.624 ............................               1     $    117,850        0.45%     $117,850           708       75.00%
6.625 - 6.749 ............................               6          324,043        1.22        54,007           737       69.88
6.750 - 6.874 ............................              18        1,428,416        5.40        79,356           754       60.40
6.875 - 6.999 ............................              28        2,172,130        8.20        77,576           731       70.19
7.000 - 7.124 ............................              26        1,340,256        5.06        51,548           720       73.55
7.125 - 7.249 ............................              16          830,984        3.14        51,937           700       72.18
7.250 - 7.374 ............................              35        2,287,119        8.64        65,346           715       69.99
7.375 - 7.499 ............................              41        2,550,129        9.63        62,198           753       67.63
7.500 - 7.624 ............................              67        3,454,022       13.05        51,553           706       68.60
7.625 - 7.749 ............................              87        4,076,969       15.40        46,862           716       72.54
7.750 - 7.874 ............................              59        2,699,820       10.20        45,760           729       67.38
7.875 - 7.999 ............................              64        2,358,288        8.91        36,848           705       72.64
8.000 - 8.124 ............................              31        1,031,347        3.90        33,269           707       68.42
8.125 - 8.249 ............................               9          369,639        1.40        41,071           668       77.02
8.250 - 8.374 ............................              16          523,658        1.98        32,729           735       78.46
8.375 - 8.499 ............................               6          274,024        1.04        45,671           724       76.03
8.500 - 8.624 ............................               8          320,444        1.21        40,056           737       74.11
8.625 - 8.749 ............................               5          120,121        0.45        24,024           700       65.34
8.750 - 8.874 ............................               1           17,868        0.07        17,868           740       90.00
8.875 - 8.999 ............................               2          125,163        0.47        62,582           772       45.87
9.000 - 9.124 ............................               1           51,762        0.20        51,762           634       80.00
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             527     $ 26,474,052      100.00%     $ 50,235           722       69.93%
                                                       ===     ============      ======

         As of March 1, 2005, the weighted average mortgage rate of the Mortgage Loans was approximately 7.4801% per annum.




                                          NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
NET MORTGAGE RATE (%)                              LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
6.220 ....................................               1     $    117,850        0.45%     $117,850           708       75.00%
                                                         -     ------------        ----      --------           ---       -----
Total, Average or Weighted Average .......               1     $    117,850        0.45%     $117,850           708       75.00%
                                                         =     ============        ====

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 0.480000000%.


                                        ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
ORIGINAL MORTGAGE LOAN BALANCE ($)                 LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
100,000 or less ..........................             416     $ 14,433,469       54.52%     $ 34,696           721       69.05%
100,001 to 200,000 .......................              86        6,972,238       26.34        81,073           716       70.95
200,001 to 300,000 .......................              16        2,613,237        9.87       163,327           722       69.88
300,001 to 400,000 .......................               4          975,556        3.68       243,889           746       70.20
400,001 to 500,000 .......................               2          490,677        1.85       245,339           714       77.87
500,001 to 600,000 .......................               3          988,874        3.74       329,625           755       71.37
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             527     $ 26,474,052      100.00%     $ 50,235           722       69.93%
                                                       ===     ============      ======




                                            ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT
ORIGINAL LTV RATIO (%)                             LOANS         BALANCE         LOANS        BALANCE       SCORE
------------------------------------------       ---------     ------------     --------     ---------     --------
50.00 or less ............................              81     $  3,094,560       11.69%     $ 38,204           745
50.01 - 55.00 ............................              18        1,244,083        4.70        69,116           758
55.01 to 60.00 ...........................              36        1,986,366        7.50        55,177           739
60.01 to 65.00 ...........................              36        1,546,630        5.84        42,962           734
65.01 to 70.00 ...........................              70        3,248,788       12.27        46,411           715
70.01 to 75.00 ...........................              79        4,639,946       17.53        58,733           714
75.01 to 80.00 ...........................             124        7,645,628       28.88        61,658           709
80.01 to 85.00 ...........................              10          612,838        2.31        61,284           686
85.01 to 90.00 ...........................              70        2,409,720        9.10        34,425           722
90.01 to 95.00 ...........................               3           45,492        0.17        15,164           718
                                                       ---     ------------      ------      --------           ---
Total, Average or Weighted Average .......             527     $ 26,474,052      100.00%     $ 50,235           722
                                                       ===     ============      ======

         The weighted average Loan to Value ratio at origination of the Mortgage Loans was approximately 69.93%

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--General" in the prospectus supplement shall be deleted in their entirety and replaced with the following decrement table:



                  PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                           FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                 CLASS A-P CERTIFICATES
                                                  -----------------------------------------------------
                                                    0%         8%        16%         24%          32%
DISTRIBUTION DATE                                 -------    --------  --------    --------     -------
-----------------
March 2005.......................................  100%       100%      100%        100%         100%
March 2006.......................................   87         80        73          66           59
March 2007.......................................   73         62        51          42           34
March 2008.......................................   58         45        34          25           18
March 2009.......................................   42         30        21          14            9
March 2010.......................................   25         16        10           6            4
March 2011.......................................    6          4         2           1            1
March 2012.......................................    0          0         0           0            0
Weighted Average Life in Years** (to Maturity)...    3.41       2.87      2.42       2.04         1.72

----------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

          o    the Class A-P Certificates will be purchased on March 31, 2005;

          o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

          o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:



                        ASSUMED MORTGAGE CHARACTERISTICS

                                                     DISCOUNT MORTGAGE        NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS             MORTGAGE LOANS
------------------------------------------------     -----------------       ---------------
Aggregate principal balance ....................       $ 117,849.59          $26,356,202.07
Weighted average mortgage rate .................       6.5000000000%           7.4845000000%
Weighted average servicing fee rate.............       0.2800000000%           0.3300000000%
Weighted average original term to maturity
(months) .......................................                180                     179
Weighted average remaining term
to maturity (months) ...........................                 76                      96

         The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:



                                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
                     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE             0%               8%              16%             24%              32%
------------------------------        ------           ------          ------          -------          -------
$462..........................        6.192%           7.470%          9.000%          10.823%          12.987%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The second and third paragraph and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Delinquency information presented in this prospectus supplement as of March 1, 2005 is determined and prepared as of the close of business on the last business day immediately prior to March 1, 2005.


                                    EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)


                         AT DECEMBER 31, 1999    AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ..  92,149   $10,513,716    104,820   $12,512,690    101,210   $12,635,058    99,386   $12,962,473
Period of Delinquency
30 to 59 days .........   1,602       192,517      2,082       244,557      2,324       289,263     2,147       280,302
60 to 89 days .........     236        28,610        372        44,459        477        64,448       488        63,986
90 days or more(2) ....     307        35,045        409        44,171        516        62,039       644        84,033
Foreclosures Pending ..     273        32,685        446        55,203        602        81,640       769       102,671
                         ------   -----------    -------   -----------    -------   -----------    ------   -----------
Total Delinquent Loans    2,418   $   288,858      3,309   $   388,390      3,919   $   497,389     4,048   $   530,992
                         ======   ===========    =======   ===========    =======   ===========    ======   ===========
Percent of Loan
Portfolio .............   2.624%        2.747%     3.157%        3.104%     3.872%        3.937%    4.073%        4.096%

[TABLE CONTINUED]

                          AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                         ----------------------  ----------------------
                            BY       BY DOLLAR      BY       BY DOLLAR
                          NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                           LOANS       LOANS       LOANS       LOANS
                         --------  ------------  --------  ------------
                           (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                THOUSANDS)              THOUSANDS)
Total Loan Portfolio ..  101,112   $14,114,861   106,211   $15,669,395
Period of Delinquency
30 to 59 days .........    2,182       284,482     2,032       282,672
60 to 89 days .........      526        70,816       409        51,071
90 days or more(2) ....      696        94,223       555        70,963
Foreclosures Pending ..      787       103,707       747        88,396
                         -------   -----------   -------   -----------
Total Delinquent Loans     4,191   $   553,228     3,743   $   493,102
                         =======   ===========   =======   ===========
Percent of Loan
Portfolio .............    4.145%        3.919%    3.524%        3.147%

----------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.




                         EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE(1)


                         AT DECEMBER 31, 1999    AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ..  37,066   $ 5,021,100     44,520   $ 6,234,461     45,103   $ 6,477,882    45,867   $ 6,776,784
Period of Delinquency
30 to 59 days .........     573        83,679        742       104,823        901       131,032       893       131,270
60 to 89 days .........      65        11,033        118        17,904        185        29,788       216        33,636
90 days or more(2) ....      77        13,377        123        17,598        165        27,231       206        37,139
Foreclosures Pending ..      80        12,263        113        19,378        198        34,074       251        41,335
                         ------   -----------     ------   -----------     ------   -----------    ------   -----------
Total Delinquent Loans      795   $   120,353      1,096   $   159,703      1,449   $   222,125     1,566   $   243,380
                         ======   ===========     ======   ===========     ======   ===========    ======   ===========
Percent of Loan
Portfolio .............   2.145%        2.397%     2.462%        2.562%     3.213%        3.429%    3.414%        3.591%

[TABLE CONTINUED]

                          AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                         ----------------------  ----------------------
                            BY       BY DOLLAR      BY       BY DOLLAR
                          NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                           LOANS       LOANS       LOANS       LOANS
                         --------  ------------  --------  ------------
                           (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                THOUSANDS)              THOUSANDS)
Total Loan Portfolio ..   51,824   $ 8,071,748    56,271   $ 9,191,522
Period of Delinquency
30 to 59 days .........      934       142,682       946       161,218
60 to 89 days .........      216        35,031       186        26,348
90 days or more(2) ....      258        43,618       225        34,430
Foreclosures Pending ..      279        44,333       268        42,461
                          ------   -----------    ------   -----------
Total Delinquent Loans     1,687   $   265,664     1,625   $   264,457
                          ======   ===========    ======   ===========
Percent of Loan
Portfolio .............    3.255%        3.291%    2.888%        2.877%

----------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

         The following shall supplement the information under the Section entitled "Use of Proceeds":
         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         Attached to this supplement as Appendix A is the most recent monthly statement to certificateholders, which includes, among other things, delinquency and loss information as of the date of such monthly statement. This monthly statement is included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statements to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                   APPENDIX A


                     MONTHLY STATEMENT TO CERTIFICATEHOLDERS

Run:        04/04/05     17:24:55                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 1999-QS4(POOL # 4364) STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION SUMMARY FOR POOL#   4364
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110FG98   200,000,000.00  21,567,907.11     6.250000  %    833,736.24
A-P     76110FH22        33,549.74         571.69     0.000000  %          6.00
A-V     76110FH30             0.00           0.00     0.897801  %          0.00
R       76110FH48           100.00           0.00     6.250000  %          0.00
M-1     76110FH55     5,865,400.00   3,716,656.83     6.250000  %     58,342.13
M-2     76110FH63       942,600.00     597,285.87     6.250000  %      9,375.88
M-3     76110FH71       942,600.00     597,285.87     6.250000  %      9,375.88
B-1     76110FH89       628,400.00     398,190.61     6.250000  %      6,250.59
B-2     76110FH97       523,700.00     331,846.62     6.250000  %      5,209.16
B-3     76110FJ20       523,708.79     189,306.52     6.250000  %      2,971.64

-------------------------------------------------------------------------------
                  209,460,058.53    27,399,051.12                    925,267.52
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       112,172.71    945,908.95            0.00       0.00     20,734,170.87
A-P             0.00          6.00            0.00       0.00            565.69
A-V        20,469.85     20,469.85            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1        19,329.99     77,672.12            0.00       0.00      3,658,314.70
M-2         3,106.43     12,482.31            0.00       0.00        587,909.99
M-3         3,106.43     12,482.31            0.00       0.00        587,909.99
B-1         2,070.95      8,321.54            0.00       0.00        391,940.02
B-2         1,725.90      6,935.06            0.00       0.00        326,637.46
B-3           984.57      3,956.21            0.00       0.00        186,334.88

-------------------------------------------------------------------------------
          162,966.83  1,088,234.35            0.00       0.00     26,473,783.60
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     107.839536    4.168681     0.560864     4.729545   0.000000  103.670854
A-P      17.040148    0.178839     0.000000     0.178839   0.000000   16.861309
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     633.657864    9.946829     3.295596    13.242425   0.000000  623.711035
M-2     633.657832    9.946828     3.295597    13.242425   0.000000  623.711004
M-3     633.657832    9.946828     3.295597    13.242425   0.000000  623.711004
B-1     633.657876    9.946833     3.295592    13.242425   0.000000  623.711043
B-2     633.657842    9.946821     3.295589    13.242410   0.000000  623.711022
B-3     361.472855    5.674203     1.879995     7.554198   0.000000  355.798652

_______________________________________________________________________________


DETERMINATION DATE       21-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/04/05     17:24:55                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 1999-QS4 (POOL #  4364)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4364
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        5,620.59
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                         0.00

SUBSERVICER ADVANCES THIS MONTH                                        9,820.84
MASTER SERVICER ADVANCES THIS MONTH                                      395.93


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     8     424,081.76

 (B)  TWO MONTHLY PAYMENTS:                                    1      38,768.96

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1      82,975.81


FORECLOSURES
  NUMBER OF LOANS                                                             3
  AGGREGATE PRINCIPAL BALANCE                                        230,689.48

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      26,473,783.61

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          526

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                  30,050.36

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      707,392.22

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         78.71935800 %    17.92518600 %    3.35538530 %
PREPAYMENT PERCENT           93.61580700 %     0.00000000 %    6.38419300 %
NEXT DISTRIBUTION            78.32130900 %    18.26008236 %    3.41821820 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                                    0.00
      SPECIAL HAZARD AMOUNT AVAILABLE                     969,297.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.48009965
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                               96.40

POOL TRADING FACTOR:                                                12.63906054